10f-3 Exhibit		Compliance Detail

Issuer Name + CUSIP #
Terreno Realty Corp 88146M101

Trade Date
12/09/2014

List of Underwriters
Goldman, Sachs & Co.
Keybanc Capital Markets
Stifel
MUFG
Baird
PNC Capital Markets LLC
JPM Securities
MLV & Co.
Compass Point

Was the security: 33 Act Registration, Eligible
Municipal Security, Eligible Government offering,
Foreign Offering, or Eligible 144A offering?
YES

Was security offered under a firm commitment underwriting?
YES

Is an affiliated b/d a Sr. Manager or Co-Manager?
YES

If yes, did the affiliate benefit directly or indirectly
NO

Name of Affiliate:
Goldman, Sachs & Co.

Underwriter(s) or Dealer(s) from Whom Purchased
(Non-affiliates):
Keybanc Capital Markets

Sector or Industry:
Retail

Date of First Offering:
12/09/2014

Ratings:
N/A

Maturity Date:
N/A

Coupon:
N/A

Unit Price:
$19.600

Underwriting Spread per Unit:
0.8330

Gross Spread as a % of Price:
4.250%

Yield:
N/A

Yield to Maturity:
N/A

Principal Amount of Offering:
$166,600,000

Subordination Features:
Common Stock

Years of Continued Operation:
At least 3 years of Operation


The Sub-adviser attests that the commission, spread or profit with respect to the transaction described is reasonable and fair compared to the commissions, spread or profit received by others in connection with the underwritings of similar securities during a comparable period of time.

The Sub-adviser attests that the Total Percentage Purchased by Sub-adviser including all funds and private advisory accounts over which sub-adviser has investment discretion did not exceed 25%. [If an eligible 144A offering, must be less than 25% of the "144A offering plus any concurrent public offering]
	PLEASE INDICATE PERCENTAGE
8.8706%


LIST EACH PARTICIPATING FUND

PI LLC FUND NAME
        Percent of Offering            Dollar Value of Offering
        Purchased by Fund               Purchased by Fund

AST Goldman Sachs Small-Cap Value Portfolio
          0.9861%                         $1,642,911.25

PSF SP Small Cap Value Portfolio (Goldman sleeve)
          0.1278%                         $212,934.41

Total Purchased for Prudential Funds which Sub-Adviser Manages
          1.1139%                         $1,855,845.66

Total Percent Purchased by all PI LLC Funds and
private advisory accounts over which subadviser has
investment discretion [To be completed by PI]
          1.1139%                         $1,855,845.66